Exhibit 10.4

GUARANTY

DATE:	JULY 16, 2015

GUARANTOR:	KENT P. WATTS

BORROWER:	HYDROCARB ENERGY CORPORATION

LENDER:	DUMA HOLDINGS, LLC

GUARANTEED INDEBTEDNESS:  The debt evidenced by the (1) the Promissory Note of event date in the original principal amount of THREE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($350,000.00), executed by Borrower and payable to the order of Lender (the “Promissory Note”), including any and all modifications, renewals, extensions thereto, and (2) all interest, penalties, expenses, attorney’s fees, and other collection costs as provided in the Promissory Note.

1.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees to pay, when due or declared due, the Guaranteed Indebtedness to Lender.  Guarantor represents and warrants that is has received sufficient consideration for this guaranty.  Guarantor is a large shareholder and executive of Borrower and acknowledges the benefit he is indirectly receiving from the Promissory Note and the transaction contemplated thereunder.

2.  The Guarantor further acknowledges and agrees with Lender that:

a. No act or thing need occur to establish the liability of the Guarantor hereunder, and no  act or thing, except full payment and discharge of all indebtedness, shall in any way  exonerate the Guarantor or modify, reduce, limit or release the liability of the Guarantor  hereunder.

b. This is an absolute, unconditional and continuing guaranty of payment of the Guaranteed Indebtedness and shall continue to be in force and be binding upon the  Guarantor, whether or not all Guaranteed Indebtedness is paid in full, until this guaranty  is revoked by written notice actually received by the Lender, and such revocation shall not be effective as to Guaranteed Indebtedness existing or committed for at the time of actual receipt of such notice by the Lender, or as to any renewals, extensions and refinancings thereof.  If there be no more than one Guarantor, such revocation shall be effective only as to the one so revoking.  The death or incompetence of the Guarantor shall not revoke this guaranty, except upon actual receipt of written notice thereof by Lender and then only as to the decedent or the incompetent and only prospectively, as to future transactions, as herein set forth.

c.  If  the  Guarantor shall  be dissolved,  shall die, or shall be or become insolvent  (however  defined) or revoke this  guaranty,  then the Lender shall have the right  to  declare immediately  due and payable, and the Guarantor will forthwith pay to the  Lender, the full amount  of all Guaranteed Indebtedness, whether  due and payable or unmatured. If the Guarantor voluntarily commences or there is commenced involuntarily against the Guarantor a case under the United States Bankruptcy Code, the  full amount or all Guaranteed Indebtedness, whether  due and payable or unmatured, shall be immediately  due and payable without  demand or notice thereof.

d.  The liability of the Guarantor hereunder shall be limited to a principal  amount of  $UNLIMITED (if  unlimited  or if no amount is stated, the Undersigned shall be liable  for all of the Guaranteed Indebtedness,  without  any limitation  as to  amount), plus  accrued  interest  thereon and  all other  costs, fees, and expenses agreed to be paid  under  all agreements evidencing  the Guaranteed Indebtedness  and securing  the payment  of  the Guaranteed Indebtedness,  and all attorneys'  fees, collection costs  and enforcement  expenses referable thereto.  Guaranteed Indebtedness  may  be created  and continued  in any amount,   whether  or  not  in  excess  of  such  principal  amount,  without   affecting  or  impairing  the  liability  of  the Guarantor  hereunder. The Lender may  apply  any  sums  received  by  or  available  to Lender on  account  of  the Guaranteed Indebtedness from  Borrower  or  any  other  person (except the  Guarantor), from  their  properties,  out of  any collateral security or from any other  source to payment  of  the excess. Such application of receipts shall not reduce, affect or impair the liability of the Guarantor hereunder.

e. The Guarantor will pay or reimburse Lender for all costs and expenses (including  reasonable attorney’s fees and legal expenses) incurred by Lender in connection with the  protection, defense or enforcement of this guaranty in any litigation or bankruptcy or  insolvency proceedings.

3.  Whether or not any existing relationship between the Guarantor and Borrower has been changed or ended and whether or not this guaranty has been revoked, Lender may, but shall not be obligated to, enter into transactions resulting in the creation or continuance of Guaranteed Indebtedness, without any consent or approval by the Guarantor and without any notice to the Guarantor.  The liability of the Guarantor shall not be affected or impaired by any of the following  acts or things (which Lender is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this guaranty, without notice to or approval by the Guarantor): (i) any acceptance of collateral security, guarantors accommodation parties or sureties for any or all Guaranteed Indebtedness; (ii) any one or more extensions or renewals of Guaranteed Indebtedness (whether or not for longer than the original period) or any modifications of the interest rates, maturities or other contractual terms applicable to any Guaranteed Indebtedness; (iii) any waiver, adjustment, forbearance, compromise or indulgence granted to Borrower, any delay or lack of diligence in the enforcement of Guaranteed Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect Guaranteed Indebtedness; (iv) any full or partial release of, settlement with, or agreement not to sue, Borrower or any other guarantor or other person liable in respect of any Guaranteed Indebtedness; (v) any discharge of any evidence of Guaranteed Indebtedness or the acceptance of any instrument in renewal thereof or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for Guaranteed Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, insure, or enforce any collateral security; or any release, modification, substitution, discharge, impairment, deterioration, waste or loss of any collateral security; (vii) any foreclosure or enforcement of any collateral security; (viii) any transfer of any indebtedness or any evidence thereof; (ix) any order of application of any payments or credits upon Guaranteed Indebtedness; (x) any election by the Lender under § 1111(b)(2) of the United States Bankruptcy Code.

4. The Guarantor waives any and all defenses, claims and discharges of Borrower, or any other obligor, pertaining to Guaranteed Indebtedness, except the defense of discharge by payment in full.  Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against Lender any defense waiver, release, statute of limitations, res judicata, statute of frauds, fraud incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or any such other person, whether or not on account of a related transaction.  The Guarantor expressly agrees that the Guarantor shall be and remain liable, to the fullest extent permitted by applicable law, for any deficiency remaining after foreclosure of any mortgage or security interest securing Guaranteed Indebtedness, whether or not the liability of Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.  The undersigned shall remain obligated, to the fullest extent permitted by law, to pay such amounts as though the Borrower’s obligations had not been discharged.

5  The Guarantor further agrees that the Guarantor shall be and remain obligated to pay Guaranteed Indebtedness even though any other person obligated to pay Guaranteed Indebtedness, including Borrower, has such obligation discharged in bankruptcy or otherwise discharged by law.  “Guaranteed Indebtedness” shall include post-bankruptcy petition interest and attorney’s fees and any other amounts which Borrower is discharged from paying or which do not otherwise accrue to Guaranteed Indebtedness due to Borrower’s discharge, and the Guarantor shall remain obligated to pay such amount at though Borrower’s obligations had not been discharged.

6.  If any payment applied by Lender to Guaranteed Indebtedness is thereafter set aside, recovered, rescinded, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or any other obligor), the Guaranteed Indebtedness to which such payment was applied shall for the purposes of this guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty shall be enforceable as to such Guaranteed Indebtedness as fully as if such application had never been made.

7.  Until the obligations of the Borrower to Lender have been paid in full, the Guarantor waives any claim, remedy or other right which the Guarantor may now have or hereafter acquire against Borrower or any other person obligated to pay Guaranteed Indebtedness arising out of the creation or performance of the Guarantor’s obligation under this guaranty, including, without limitation, any right of subrogation, contribution, reimbursement, indemnification, exoneration, and any right to participate in any claim or remedy the Guarantor may have against the Borrower, collateral, or other party obligated for Borrower’s debts, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law.

8.  The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Guaranteed Indebtedness.  Lender shall not be required first to resort for payment of the Guaranteed Indebtedness to Borrower or other persons for their properties, or first to enforce, realize upon or exhaust any collateral security for Guaranteed Indebtedness, before enforcing this guaranty.

9.  The liability of the Guarantor under this guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor to Lender as Guarantor or otherwise, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.  To the maximum extent permitted by applicable law, Guarantor hereby waives all rights, remedies, claims and defenses based upon or related to Sections 51.003, 51.004 and 51.005 of the Texas Property Code,  to the extent the same pertains or may pertain to any enforcement of this guaranty.

10.   This guaranty will be governed by the laws of the state of Texas.  Any term of this guaranty which is contrary to applicable law will not be effective, unless the law permits Guarantor and Lender to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. Time is of the essence in this agreement.  All disputes, claims, demands, actions, causes of action, suits or proceedings by and among the parties to this guaranty shall be adjudicated, litigated, heard or tried, if at all, exclusively in the state courts of Harris County, Texas or the United States District Court for the Southern District of Texas.  Harris County, Texas shall be the mandatory, exclusive place for the adjudication, litigation, hearing or trial of any matter relating to this guaranty.  Guarantor hereby irrevocably waives any right to have any such dispute, claim, demand, action, cause of action, suit or proceeding adjudicated, litigated, heard or tried in any place other than Harris County, Texas.

11.  This guaranty shall be enforceable against each person signing this guaranty, even if only one person signs and regardless of any failure of other persons to sign this guaranty.  If there be more than one signer, all agreements and promises herein shall be construed to be, and are hereby declared to be, joint and several in each of every particular and shall be fully binding upon and enforceable against either, any or all the Guarantor.  This guaranty shall be effective upon delivery to Lender, without further act, condition, or acceptance by Lender, shall be binding upon the Guarantor and the heirs, representatives, successors and assigns of the Guarantor and shall inure to the benefit of Lender and its participants, successors and assigns.  Any invalidity or unenforceability of any provisions of this guaranty shall not affect other lawful provisions and application hereof, and to this end the provisions of this guaranty are declared to be severable.  Except as authorized by the terms herein, this guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by  a writing signed by the Guarantor and Lender.

12.  WAIVER OF JURY TRIAL.  GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANYWAY CONNECTED WITH THIS GUARANTY. THE PROVISIONS OF THIS SECTION SURVIVE THE TERMINATION OF THIS GUARANTY.

13.  THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

14.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS HEREOF, this guaranty has been duly executed by the Undersigned the day and year first above written.

GUARANTOR: KENT P. WATTS

/s/ Kent P. Watts